Q3 2015 Supplemental Operating & Financial Data NYSE: O Exhibit 99.2

Corporate Overview 3 Financial Summary Consolidated Statements of Income 4 Funds from Operations (FFO) 5 Adjusted Funds from Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Debt Maturities 9 Capitalization & Financial Ratios 10 EBITDA & Coverage Ratios 11 Debt Covenants 12 Transaction Summary Investment Summary 13 Disposition Summary 14 Development Pipeline 15 Real Estate Portfolio Summary Tenant Diversification 16 Industry Diversification 17 Geographic Diversification 19 Property Type Composition 20 Same Store Rental Revenue 21 Leasing Data Occupancy 23 Leasing Activity 24 Expirations 25 Earnings Guidance 26 Analyst Coverage 27 This Supplemental Operating & Financial Data should be read in connection with the company's third quarter 2015 earnings press release (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on October 28, 2015) as certain disclosures, definitions and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data. TABLE OF CONTENTS 2 Q3 2015 Supplemental Operating & Financial Data

Senior Management John P. Case, Chief Executive Officer and President Richard G. Collins, Executive VP, Portfolio Management Paul M. Meurer, Executive VP, Chief Financial Officer and Treasurer Michael R. Pfeiffer, Executive VP, General Counsel and Secretary Sumit Roy, Executive VP, Chief Operating Officer and Chief Investment Officer Credit Ratings Standard & Poor’s BBB+ Stable Outlook Moody's Baa1 Stable Outlook Fitch BBB+ Stable Outlook Dividend Information as of September 2015 Current annualized dividend of $2.286 per share Compound average annual dividend growth rate of approximately 4.6% 542 consecutive monthly dividends paid 72 consecutive quarterly dividend increases Corporate Headquarters 11995 El Camino Real San Diego, California 92130 Phone: (858) 284-5000 Website: www.realtyincome.com Transfer Agent Wells Fargo Shareowner Services Phone: (877) 218-2434 Email: stocktransfer@wellsfargo.com Website: www.shareowneronline.com Corporate Profile Realty Income, The Monthly Dividend Company®, is an S&P 500 real estate company with the primary business objective of generating dependable monthly cash dividends from a consistent and predictable level of cash flow from operations. Our monthly dividends are supported by the cash flow from our property portfolio. We have in-house acquisition, portfolio management, asset management, credit research, real estate research, legal, finance and accounting, information technology, and capital markets capabilities. Over the past 46 years, Realty Income has been acquiring and managing freestanding commercial properties that generate rental revenue under long-term, net lease agreements. Portfolio Overview At September 30, 2015, we owned a diversified portfolio of 4,473 properties located in 49 states and Puerto Rico, with over 74.8 million square feet of leasable space. Our properties are leased to 236 different commercial tenants doing business in 47 separate industries. Approximately 79% of our quarterly rental revenues were generated from retail properties, 13% from industrial properties, and the remaining 8% were from other property types. Our occupancy rate as of September 30, 2015 was 98.3%, with a weighted average remaining lease term of approximately 10.1 years. Common Stock Our Common Stock is traded on the New York Stock Exchange under the symbol "O" September 30, 2015 Closing price $ 47.39 Shares and units outstanding 238,822,083 Market value of common equity $ 11,317,779,000 Total market capitalization $ 16,980,715,000 CORPORATE OVERVIEW 3 Q3 2015 Supplemental Operating & Financial Data

CONSOLIDATED STATEMENTS OF INCOME (dollars in thousands, except per share data) CONSOLIDATED STATEMENTS OF INCOME (dollars in thousands, except per share amounts) 4 Q3 2015 Supplemental Operating & Financial Data (unaudited) (unaudited) Three months ended September 30, Nine months ended September 30, 2015 2014 2015 2014 REVENUE Rental $ 247,578 $ 226,832 $ 724,131 $ 662,822 Tenant reimbursements 10,187 8,275 31,757 20,872 Other 1,124 606 3,729 2,238 Total revenue 258,889 235,713 759,617 685,932 EXPENSES Depreciation and amortization 104,338 95,260 303,476 278,124 Interest 63,950 52,814 181,098 157,246 General and administrative 10,861 11,025 36,331 35,499 Property (including reimbursable) 13,542 12,770 42,455 33,474 Income taxes 745 697 2,448 2,358 Provisions for impairment 3,864 495 9,182 2,676 Total expenses 197,300 173,061 574,990 509,377 Gain on sales of real estate 6,224 10,975 17,117 14,211 Income from continuing operations 67,813 73,627 201,744 190,766 Income from discontinued operations - - - 3,097 Net income 67,813 73,627 201,744 193,863 Net income attributable to noncontrolling interests (338) (344) (919) (1,016) Net income attributable to the Company 67,475 73,283 200,825 192,847 Preferred stock dividends (6,770) (9,327) (20,310) (30,292) Excess of redemption value over carrying value of preferred shares subject to redemption - (6,015) - (6,015) Net income available to common stockholders $ 60,705 $ 57,941 $ 180,515 $ 156,540 Amounts available to common stockholders per common share, basic and diluted: Income from continuing operations $ 0.26 $ 0.26 $ 0.78 $ 0.71 Net income $ 0.26 $ 0.26 $ 0.78 $ 0.72

FUNDS FROM OPERATIONS (FFO) (dollars in thousands, except per share amounts) 5 Q3 2015 Supplemental Operating & Financial Data Three months ended September 30, Nine months ended September 30, 2015 2014 2015 2014 Net income available to common stockholders $ 60,705 $ 57,941 $ 180,515 $ 156,540 Depreciation and amortization 104,338 95,260 303,476 278,124 Depreciation of furniture, fixtures and equipment (184) (125) (608) (320) Provisions for impairment on investment properties 3,864 495 9,182 2,676 Gain on sale of investment properties: Continuing operations (6,224) (10,975) (17,117) (14,211) Discontinued operations - - - (2,607) FFO adjustments allocable to noncontrolling interests (339) (337) (918) (1,032) FFO available to common stockholders $ 162,160 $ 142,259 $ 474,530 $ 419,170 FFO per common share, basic and diluted $ 0.69 $ 0.64 $ 2.05 $ 1.93 Distributions paid to common stockholders $ 134,489 $ 122,092 $ 392,767 $ 356,735 FFO in excess of distributions paid to common stockholders $ 27,671 $ 20,167 $ 81,763 $ 62,435 Weighted average number of common shares used for computation per share: Basic 236,211,706 222,061,661 231,434,521 216,804,815 Diluted 236,739,942 222,236,071 231,545,745 216,830,013 The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted computation per share. We define FFO, a non-GAAP measure, consistent with NAREIT’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate assets, reduced by gains on property sales and extraordinary items.

REALTY INCOME
The Monthly Dividend Company®

ADJUSTED FUNDS FROM OPERATIONS (AFFO) (dollars in thousands , except per share amounts)

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted computation per share.

We define AFFO as FFO adjusted for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company's ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution).

	Three months ended September 30,		Nine months ended September 30,	
	2015	2014	2015	2014
Net income available to common stockholders	$ 60,705	$ 57,941	$ 180,515	$ 156,540
Cumulative adjustments to calculate FFO [1]	101,455	84,318	294,015	262,630
FFO available to common stockholders	162,160	142,259	474,530	419,170
Excess of redemption value over carrying value of Class E preferred share redemption	-	6,015	-	6,015
Amortization of share-based compensation	2,235	2,204	7,598	7,653
Amortization of deferred financing costs	1,354	1,235	3,959	3,476
Amortization of net mortgage premiums	(1,624)	(2,285)	(5,252)	(7,060)
Gain on early extinguishment of mortgage debt	(162)	(2,909)	(356)	(3,528)
(Gain) loss on interest rate swaps	5,180	(633)	7,138	409
Leasing costs and commissions	(93)	(188)	(555)	(655)
Recurring capital expenditures	(1,811)	(1,616)	(3,820)	(3,883)
Straight-line rent	(3,648)	(3,851)	(12,283)	(11,764)
Amortization of above and below-market leases	2,125	2,166	5,821	6,374
Other adjustments	74	32	226	48
Total AFFO available to common stockholders	$ 165,790	$ 142,429	$ 477,006	$ 416,255
AFFO per common share, basic and diluted	$ 0.70	$ 0.64	$ 2.06	$ 1.92
Distributions paid to common stockholders	$ 134,489	$ 122,092	$ 392,767	$ 356,735
AFFO in excess of distributions paid to common stockholders	$ 31,301	$ 20,337	$ 84,239	$ 59,520
Weighted average number of common shares used for computation per share:				
Basic	236,211,706	222,061,661	231,434,521	216,804,815
Diluted	236,739,942	222,236,071	231,545,745	216,830,013

[1] See reconciling items for FFO presented under "Funds from Operations (FFO)."

Q3 2015 Supplemental Operating & Financial Data 6

September 30, 2015 December 31, 2014 ASSETS (unaudited) Real estate, at cost: Land $ 3,246,465 $ 3,046,372 Buildings and improvements 8,859,414 8,107,199 Total real estate, at cost 12,105,879 11,153,571 Less accumulated depreciation and amortization (1,609,914) (1,386,871) Net real estate held for investment 10,495,965 9,766,700 Real estate held for sale, net 13,346 14,840 Net real estate 10,509,311 9,781,540 Cash and cash equivalents 7,074 3,852 Accounts receivable, net 74,977 64,386 Acquired lease intangible assets, net 1,043,554 1,039,724 Goodwill 15,372 15,470 Other assets, net 88,281 107,650 Total assets $ 11,738,569 $ 11,012,622 LIABILITIES AND EQUITY Distributions payable $ 47,844 $ 43,675 Accounts payable and accrued expenses 97,219 123,287 Acquired lease intangible liabilities, net 241,128 220,469 Other liabilities 36,993 53,145 Lines of credit payable 439,000 223,000 Term loans 320,000 70,000 Mortgages payable, net 706,141 852,575 Notes payable, net 3,786,408 3,785,372 Total liabilities $ 5,674,733 $ 5,371,523 Stockholders' equity: Preferred stock and paid in capital, par value $0.01 per share, 69,900,000 shares authorized and 16,350,000 shares issued and outstanding as of September 30, 2015 and December 31, 2014 $ 395,378 $ 395,378 Common stock and paid in capital, par value $0.01 per share, 370,100,000 shares authorized, 238,085,515 shares issued and outstanding as of September 30, 2015 and 224,881,192 shares issued and outstanding at December 31, 2014 7,107,662 6,464,987 Distributions in excess of net income (1,463,392) (1,246,964) Total stockholders' equity 6,039,648 5,613,401 Noncontrolling interests 24,188 27,698 Total equity 6,063,836 5,641,099 Total liabilities and equity $ 11,738,569 $ 11,012,622 CONSOLIDATED BALANCE SHEETS (dollars in thousands , except per share amounts) 7 Q3 2015 Supplemental Operating & Financial Data

DEBT SUMMARY (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date	Principal Balance as of September 30, 2015		% of Debt	Interest Rate as of September 30, 2015	Weighted Average Years until Maturity
Credit Facility						
Credit Facility [(1)]	June 30, 2019	$ 439,000		8.4%	1.09%	3.8 years
Unsecured Term Loans						
Term Loan - Tau [(2)]	January 21, 2018	70,000		1.3%	1.40%	2.3 years
Term Loan - Realty Income [(3)]	June 30, 2020	250,000		4.8%	1.15%	4.8 years
	Principal amount	320,000				
Senior Unsecured Notes and Bonds						
5.50% Notes due 2015	November 15, 2015	150,000		2.9%	5.50%	
5.95% Notes due 2016	September 15, 2016	275,000		5.2%	5.95%	
5.375% Notes due 2017	September 15, 2017	175,000		3.3%	5.38%	
2.00% Notes due 2018	January 31, 2018	350,000		6.7%	2.00%	
6.75% Notes due 2019	August 15, 2019	550,000		10.5%	6.75%	
5.75% Notes due 2021	January 15, 2021	250,000		4.7%	5.75%	
3.25% Notes due 2022	October 15, 2022	450,000		8.6%	3.25%	
4.65% Notes due 2023	August 1, 2023	750,000		14.3%	4.65%	
3.875% Notes due 2024	July 15, 2024	350,000		6.7%	3.88%	
4.125% Notes due 2026	October 15, 2026	250,000		4.7%	4.13%	
5.875% Bonds due 2035	March 15, 2035	250,000		4.7%	5.88%	
	Principal amount	3,800,000			4.75%	6.5 years
Unamortized discounts		(13,592)				
	Carrying value	3,786,408				
Mortgages Payable						
47 mortgages on 192 properties	November 2015 - June 2032	695,186	(4)	13.2%	4.91%	3.6 years
Unamortized premiums		10,955				
	Carrying value	706,141				
	TOTAL DEBT	**$ 5,254,186**	(5)		**4.25%**	

Fixed Rate	**$ 4,799,702**	**91%**
Variable Rate	**$ 454,484**	**9%**

(1) We have a $2.0 billion unsecured revolving credit facility with an initial term that expires in June 2019. It includes, at our election, two 6-month extension options, at a cost of 0.075% of the facility commitment, or $1.5 million per option. As of September 30, 2015, $1.56 billion was available on the credit facility.

(2) Borrowing under the $70 million term loan bears interest at the current one-month LIBOR, plus 1.20%. We have an interest rate swap which essentially fixes our per annum interest rate on the term loan at 2.15%.

(3) Borrowing under the $250 million term loan bears interest at the current one-month LIBOR, plus 0.95%. We have an interest rate swap which essentially fixes our per annum interest rate on the term loan at 2.67%.

(4) The mortgages payable are at fixed interest rates, except for variable rate mortgages totaling $15.5 million at September 30, 2015.

(5) Excludes non-cash unamortized original issuance discounts recorded on the senior unsecured notes and bonds, as well as non-cash unamortized premiums recorded on the mortgages payable.

Q3 2015 Supplemental Operating & Financial Data 8

Debt Maturities Year of Credit Term Senior Unsecured Mortgages Weighted Average Maturity Facility Loan Notes and Bonds Payable Total Interest Rate (1) 2015 $ - $ - $ 150.0 (2) $ 1.9 $ 151.9 5.50% 2016 - - 275.0 225.6 500.6 5.37% 2017 - - 175.0 142.7 317.7 5.53% 2018 - 70.0 350.0 15.3 435.3 2.03% 2019 439.0 - 550.0 26.2 1,015.2 6.56% Thereafter - 250.0 2,300.0 283.5 2,833.5 4.20% Totals $ 439.0 $ 320.0 $ 3,800.0 $ 695.2 $ 5,254.2 (1) Weighted average interest rate for 2019 excludes the credit facility. (2) In November 2015, we expect to repay our $150 million 5.5% notes by borrowing on our credit facility. Mortgages Payable Maturities by Quarter Year of First Second Third Fourth Weighted Average Maturity Quarter Quarter Quarter Quarter Total Interest Rate 2015 $ - $ - $ - $ 1.9 $ 1.9 5.65% 2016 78.2 128.3 16.9 2.2 225.6 4.66% 2017 42.2 36.5 39.4 24.6 142.7 5.72% 2018 1.2 12.0 1.0 1.1 15.3 5.48% 2019 1.1 1.1 1.1 22.9 26.2 2.64% Thereafter 283.5 4.88% Totals $ 122.7 $ 177.9 $ 58.4 $ 52.7 $ 695.2 DEBT MATURITIES (dollars in millions) 9 Q3 2015 Supplemental Operating & Financial Data

CAPITALIZATION & FINANCIAL RATIOS (dollars in thousands , except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

Capitalization as of September 30, 2015

Debt					Carrying Value
Credit Facility				$	439,000
Unsecured Term Loans					320,000
Senior Unsecured Notes and Bonds					3,800,000
Mortgages Payable					695,186
Total Debt				$	5,254,186

Equity	Shares/units	Stock Price	Redemption Price		Market Value
Common Stock (NYSE: O)	238,085,515	$ 47.39		$	11,282,873
Common Units (1)	736,568	$ 47.39			34,906
Common Equity					11,317,779
Class F Preferred Stock	16,350,000		$ 25.00		408,750
Total Equity				$	11,726,529
Total Market Capitalization (2)				$	16,980,715
Debt/Total Market Capitalization (2)					30.9%
Debt and Preferred Stock/Total Market Capitalization (2)					33.3%

(1) Common units are exchangeable into cash or common stock at our option at a conversion ratio of 1:1, subject to certain exceptions.

(2) Our enterprise value was $16,973,641 (total market capitalization less cash on hand). The percentages for both debt to enterprise value as well as debt and preferred stock to enterprise value are materially consistent with those presented for total market capitalization.

Dividend Data

	YTD 2015	YTD 2014	Year-over-Year Growth Rate
Common Dividend Paid per Share	$ 1.70	$ 1.64	3.7%
AFFO per Share (diluted)	$ 2.06	$ 1.92	7.3%
AFFO Payout Ratio	82.5%	85.5%	

Proforma Capital Structure - September 30, 2015 (3)


Debt
28%
Common
70%
Preferred
2%

Proforma Liquidity - September 30, 2015 (3)

Cash on Hand	$	120,074
Availability under Credit Facility		2,000,000
	$	2,120,074

(3) Proforma information reflects the 11,500,000 common share stock offering that occurred on October 7, 2015. After underwriting discounts and other offering costs, a portion of the net proceeds of $517.0 million was used to repay $404.0 million of borrowings under our credit facility and the remaining cash is available for other general corporate purposes, which may include acquisitions.

Q3 2015 Supplemental Operating & Financial Data 10

EBITDA & COVERAGE RATIOS (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Reconciliation of Net Income to EBITDA [1]

		Three months ended September 30, 2015
Net income	$	67,813
Interest		63,950
Taxes		745
Depreciation and amortization		104,338
Impairment loss		3,864
Gain on sales		(6,224)
Quarterly EBITDA	$	234,486
Annualized EBITDA	$	937,944
Debt/EBITDA		5.6
Proforma Debt/EBITDA [2]		5.1

[1] EBITDA, a non-GAAP measure, means, for the most recent quarter, annualized earnings (net income) before (i) interest expense, including non-cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) real estate depreciation and amortization, (iv) impairment losses, and (v) gain on sales (Realty Income properties).

[2] Refer to footnote 3 on page 10 for a description of proforma information.

[3] Refer to footnote 1 on page 12 for a detailed description of the calculation of debt service coverage.

[4] Fixed charge coverage is calculated in exactly the same manner as the debt service coverage (which is calculated on page 12), except that preferred stock dividends are also added to the denominator.

Debt Service Coverage [3]


4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
3.7
3.8
3.9
4.0
4.1
4.2
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Q3 2015 Proforma (2)

Fixed Charge Coverage [4]


4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
3.3
3.4
3.4
3.6
3.7
3.8
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Q3 2015 Proforma (2)

Q3 2015 Supplemental Operating & Financial Data 11

As of September 30, 2015 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt < 60% of adjusted undepreciated assets 43.0% Limitation on incurrence of secured debt < 40% of adjusted undepreciated assets 5.8% Debt service coverage (trailing 12 months) (1) > 1.5 x 4.1x Maintenance of total unencumbered assets > 150% of unsecured debt 239.4% (1) This covenant is calculated on a pro forma basis for the preceding four-quarter period on the assumption that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds there from (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four-quarters had in each case occurred on October 1, 2014, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of October 1, 2014, nor does it purport to reflect our debt service coverage ratio for any future period. DEBT COVENANTS 12 Q3 2015 Supplemental Operating & Financial Data

INVESTMENT SUMMARY (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2015

	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions [2]	58	$ 194,617	$ 13,101	951,490	6.7%	15.8
Properties under Development [3]	25	15,271	1,371	661,317	9.0%	12.8
Total Real Estate Investments	83	$ 209,888	$ 14,472	1,612,807	6.9%	15.5

Approximately 60% of the annualized revenue generated by these investments is from investment grade-rated tenants.

Second Quarter 2015

	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions [2]	78	$ 706,146	$ 43,940	2,537,293	6.2%	18.4
Properties under Development [3]	22	15,123	1,457	17,658	9.6%	11.6
Total Real Estate Investments	100	$ 721,269	$ 45,397	2,554,951	6.3%	18.2

Approximately 49% of the annualized revenue generated by these investments is from investment grade-rated tenants.

Third Quarter 2015

	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions [2]	29	$ 117,234	$ 7,872	959,550	6.7%	11.0
Properties under Development [3]	18	6,664	823	-	12.4%	9.6
Total Real Estate Investments	47	$ 123,898	$ 8,695	959,550	7.0%	10.9

Approximately 35% of the annualized revenue generated by these investments is from investment grade-rated tenants.

Year-to-date 2015

	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions [2]	165	$ 1,017,997	$ 64,913	4,448,333	6.4%	17.0
Properties under Development [3]	30	37,058	3,651	678,975	9.9%	11.6
Total Real Estate Investments	195	$ 1,055,055	$ 68,564	5,127,308	6.5%	16.7

Approximately 50% of the annualized revenue generated by these investments is from investment grade-rated tenants.

[1] Cash capitalization rates are computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by Realty Income).

[2] The new property acquisitions were completed through nine independent transactions during the first quarter of 2015, 16 independent transactions during the second quarter of 2015, and ten independent transactions during the third quarter for 2015, respectively.

[3] Includes investments during the period in new development, expansion of existing properties, and redevelopment of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.

Q3 2015 Supplemental Operating & Financial Data 13

REALTY INCOME
The Monthly Dividend Company®

DISPOSITION SUMMARY (dollars in thousands)

First Quarter 2015

	Number of Properties	Original Investment	Net Book Value	Net Proceeds [1]	Cash Capitalization Rate [2]
Occupied	4	$ 15,028	$ 12,487	$ 18,576	7.7%
Vacant	5	4,468	2,362	3,534	-
Total Real Estate Dispositions	9	$ 19,496	$ 14,849	$ 22,110	

The unlevered internal rate of return on properties sold during the first quarter was 12.5%

Second Quarter 2015

	Number of Properties	Original Investment	Net Book Value	Net Proceeds [1]	Cash Capitalization Rate [2]
Occupied	1	$ 4,776	$ 3,690	$ 5,981	8.1%
Vacant	4	2,144	777	1,988	-
Total Real Estate Dispositions	5	$ 6,920	$ 4,467	$ 7,969	

The unlevered internal rate of return on properties sold during the second quarter was 11.6%

Third Quarter 2015

	Number of Properties	Original Investment	Net Book Value	Net Proceeds [1]	Cash Capitalization Rate [2]
Occupied	3	$ 14,850	$ 12,822	$ 18,737	7.2%
Vacant	5	5,566	2,223	2,766	-
Total Real Estate Dispositions	8	$ 20,416	$ 15,045	$ 21,503	

The unlevered internal rate of return on properties sold during the third quarter was 14.2%

Year-to-date 2015

	Number of Properties	Original Investment	Net Book Value	Net Proceeds [1]	Cash Capitalization Rate [2]
Occupied	8	$ 34,654	$ 28,999	$ 43,294	7.6%
Vacant	14	12,178	5,362	8,288	-
Total Real Estate Dispositions	22	$ 46,832	$ 34,361	$ 51,582	

The unlevered internal rate of return on properties sold during the year was 13.0%

[1] Data excludes properties sold as a result of eminent domain activities. During the first quarter of 2015 we received net proceeds of $164,000 related to two eminent domain transactions. During the second quarter of 2015, we received net proceeds of $212,000 related to one eminent domain transaction.
[2] Cash capitalization rates are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by Realty Income).

Q3 2015 Supplemental Operating & Financial Data 14

DEVELOPMENT PIPELINE (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Retail	Number of Properties	Investment to Date	Remaining Investment	Total Commitment	Percent Leased [2]
New Development [1]	2	$ 4,310	$ 188	$ 4,498	100%
Expansion of existing properties	-	-	-	-	-
Redevelopment of existing properties	4	1,571	7,880	9,451	100%
	6	$ 5,881	$ 8,068	$ 13,949	

Non-Retail	Number of Properties	Investment to Date	Remaining Investment	Total Commitment	Percent Leased [2]
New Development [1]	2	$ -	$ 49,132	$ 49,132	100%
Expansion of existing properties	3	17,311	1,238	18,549	100%
Redevelopment of existing properties	-	-	-	-	-
	5	$ 17,311	$ 50,370	$ 67,681	

Total	Number of Properties	Investment to Date	Remaining Investment	Total Commitment	Percent Leased [2]
New Development [1]	4	$ 4,310	$ 49,320	$ 53,630	100%
Expansion of existing properties	3	17,311	1,238	18,549	100%
Redevelopment of existing properties	4	1,571	7,880	9,451	100%
	11	$ 23,192	$ 58,438	$ 81,630	

(1) Includes build-to-suit developments and forward take-out commitments on development properties with leases in place.

(2) Estimated rental revenue commencement dates on properties under development range between October 2015 and January 2016.

Q3 2015 Supplemental Operating & Financial Data 15

TENANT DIVERSIFICATION

REALTY INCOME
The Monthly Dividend Company®

Top 20 Tenants

Our 20 largest tenants based on percentage of total portfolio annualized rental revenue at September 30, 2015 include the following:

Tenant	Number of Properties	% of Revenue	Investment Grade Ratings (Moody's/S&P/Fitch)
Walgreens	176	7.0 %	Baa2/ BBB/ A-
FedEx	39	5.2 %	Baa1/ BBB/ BBB
Dollar General	502	4.5 %	Baa3/ BBB/ -
Dollar Tree / Family Dollar	456	4.2 %	-
LA Fitness	45	4.2 %	-
Circle K / The Pantry	310	3.1 %	Baa2/ BBB/ -
AMC Theatres	20	2.6 %	-
BJ's Wholesale Clubs	15	2.6 %	-
Diageo	17	2.5 %	A3/ A-/ A-
Regal Cinemas	23	2.1 %	-
GPM Investments / Fas Mart	217	2.1 %	-
Northern Tier Retail / SuperAmerica	134	2.1 %	-
Life Time Fitness	9	2.0 %	-
CVS Pharmacy	55	1.9 %	Baa1/ BBB+/ -
Rite Aid	58	1.8 %	-
TBC Corporation	149	1.8 %	A3/ A-/ -
Walmart / Sam's Club	19	1.3 %	Aa2/AA/AA
NPC International	202	1.3 %	-
FreedomRoads/Camping World	18	1.2 %	-
Smart & Final	36	1.1 %	-

Average EBITDAR/Rent Ratio on Retail Properties 2.6x (1)
Median EBITDAR/Rent Ratio on Retail Properties 2.6x (1)

(1) Based on the analysis of the most recently provided information from retail tenants providing this information. We do not independently verify the information we receive from our retail tenants.

Investment Grade Tenants (2):

Number of Properties	1,697
Percentage of Annualized Rents	44%
Percentage of Leases with Rental Increases, Based on Revenue	75%



3%
18%
53%
26%
Investment Grade, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail
Non-Investment Grade or Non-Rated, Retail

(2) Investment grade tenants are defined as tenants with a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody's/S&P/Fitch). 44% of our annualized rental revenue is generated from properties leased to investment grade tenants, including approximately 9% from properties leased to subsidiaries of investment grade companies.

Q3 2015 Supplemental Operating & Financial Data 16

INDUSTRY DIVERSIFICATION

REALTY INCOME
The Monthly Dividend Company®

	Percentage of Rental Revenue (1)						
	For the Quarter Ended September 30, 2015	For the Year Ended Dec 31, 2014	Dec 31, 2013	Dec 31, 2012	Dec 31, 2011	Dec 31, 2010	Dec 31, 2009
Retail industries							
Apparel stores	2.0%	2.0%	1.9%	1.7%	1.4%	1.2%	1.1%
Automotive collision services	1.0	0.8	0.8	1.1	0.9	1.0	1.1
Automotive parts	1.3	1.3	1.2	1.0	1.2	1.4	1.5
Automotive service	1.9	1.8	2.1	3.1	3.7	4.7	4.8
Automotive tire services	2.9	3.2	3.6	4.7	5.6	6.4	6.9
Book stores	*	*	*	0.1	0.1	0.1	0.2
Child care	2.0	2.2	2.8	4.5	5.2	6.5	7.3
Consumer electronics	0.3	0.3	0.3	0.5	0.5	0.6	0.7
Convenience stores	9.1	10.1	11.2	16.3	18.5	17.1	16.9
Crafts and novelties	0.5	0.5	0.5	0.3	0.2	0.3	0.3
Dollar stores	8.9	9.6	6.2	2.2	-	-	-
Drug stores	11.1	9.5	8.1	3.5	3.8	4.1	4.3
Education	0.3	0.4	0.4	0.7	0.7	0.8	0.9
Entertainment	0.5	0.5	0.6	0.9	1.0	1.2	1.3
Equipment services	*	0.1	0.1	0.1	0.2	0.2	0.2
Financial services	1.3	1.4	1.5	0.2	0.2	0.2	0.2
General merchandise	1.4	1.2	1.1	0.6	0.6	0.8	0.8
Grocery stores	3.0	3.0	2.9	3.7	1.6	0.9	0.7
Health and fitness	8.5	7.0	6.3	6.8	6.4	6.9	5.9
Health care	1.0	1.1	1.1	-	-	-	-
Home furnishings	0.7	0.7	0.9	1.0	1.1	1.3	1.3
Home improvement	2.5	1.7	1.6	1.5	1.7	2.0	2.2
Jewelry	0.1	0.1	0.1	-	-	-	-
Motor vehicle dealerships	1.4	1.6	1.6	2.1	2.2	2.6	2.7
Office supplies	0.3	0.4	0.5	0.8	0.9	0.9	1.0
Pet supplies and services	0.7	0.7	0.8	0.6	0.7	0.9	0.9
Restaurants - casual dining	3.8	4.3	5.1	7.3	10.9	13.4	13.7
Restaurants - quick service	4.0	3.7	4.4	5.9	6.6	7.7	8.3
Shoe stores	0.5	0.1	0.1	0.1	0.2	0.1	-
Sporting goods	1.8	1.6	1.7	2.5	2.7	2.7	2.6
Theaters	5.0	5.3	6.2	9.4	8.8	8.9	9.2
Transportation services	0.1	0.1	0.1	0.2	0.2	0.2	0.2
Wholesale clubs	3.8	4.1	3.9	3.2	0.7	-	-
Other	*	*	0.1	0.1	0.1	0.3	1.1
Retail industries	81.7%	80.4%	79.8%	86.7%	88.6%	95.4%	98.3%

* Less than 0.1%

(1) Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations. Excludes revenue from properties owned by Crest Net Lease, Inc., or Crest.

Q3 2015 Supplemental Operating & Financial Data 17

* Less than 0.1% Percentage of Rental Revenue (1) For the Quarter Ended For the Year Ended September 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2015 2014 2013 2012 2011 2010 2009 Non-retail industries Aerospace 1.1 1.2 1.2 0.9 0.5 - - Beverages 2.6 2.8 3.3 5.1 5.6 3.0 - Consumer appliances 0.5 0.5 0.6 0.1 - - - Consumer goods 0.9 0.9 1.0 0.1 - - - Crafts and novelties 0.1 0.1 0.1 - - - - Diversified industrial 0.9 0.5 0.2 0.1 - - - Electric utilities 0.1 0.1 * - - - - Equipment services 0.5 0.5 0.4 0.3 0.2 - - Financial services 0.4 0.4 0.5 0.4 0.3 - - Food processing 1.2 1.4 1.5 1.3 0.7 - - General merchandise 0.3 0.3 - - - - - Government services 1.1 1.3 1.4 0.1 0.1 0.1 0.1 Health care 0.7 0.7 0.8 * * - - Home furnishings 0.2 0.2 0.2 - - - - Insurance 0.1 0.1 0.1 * - - - Machinery * 0.2 0.2 0.1 - - - Other manufacturing 0.7 0.7 0.6 - - - - Packaging 0.8 0.8 0.9 0.7 0.4 - - Paper 0.1 0.1 0.2 0.1 0.1 - - Shoe stores 0.2 0.8 0.9 - - - - Telecommunications 0.6 0.7 0.7 0.8 0.7 - - Transportation services 5.0 5.1 5.3 2.2 1.6 - - Other 0.2 0.2 0.1 1.0 1.2 1.5 1.6 Non-retail industries 18.3% 19.6% 20.2% 13.3% 11.4% 4.6% 1.7 % Totals 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0 % Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations. Excludes revenue from properties owned by Crest. INDUSTRY DIVERSIFICATION (CONT’D) 18 Q3 2015 Supplemental Operating & Financial Data

Realty Income
The Monthly Dividend Company®

GEOGRAPHIC DIVERSIFICATION (dollars in thousands)

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended September 30, 2015 (1)	Percentage of Rental Revenue
Alabama	136	99%	1,177,800	$ 3,991	1.6%
Alaska	3	100	275,900	599	0.2
Arizona	111	98	1,622,700	6,290	2.5
Arkansas	54	100	797,400	1,749	0.7
California	164	100	5,221,400	24,468	9.9
Colorado	71	99	1,010,800	3,849	1.6
Connecticut	24	92	534,900	2,470	1.0
Delaware	17	100	78,300	633	0.3
Florida	324	99	3,867,900	14,322	5.8
Georgia	240	98	3,364,400	10,316	4.2
Hawaii	--	--	--	--	--
Idaho	12	100	87,000	320	0.1
Illinois	162	99	4,587,700	13,165	5.3
Indiana	145	100	1,456,700	6,821	2.8
Iowa	38	95	2,936,000	3,971	1.6
Kansas	88	98	1,623,400	4,110	1.7
Kentucky	60	98	1,014,800	3,466	1.4
Louisiana	90	99	1,025,900	3,106	1.3
Maine	10	90	145,300	889	0.4
Maryland	34	100	846,600	4,440	1.8
Massachusetts	81	96	751,100	3,407	1.4
Michigan	148	98	1,482,400	5,699	2.3
Minnesota	155	99	1,376,800	8,189	3.3
Mississippi	123	98	1,590,100	4,115	1.7
Missouri	139	97	2,806,200	8,545	3.5
Montana	4	100	67,100	186	0.1
Nebraska	33	100	736,900	1,964	0.8
Nevada	22	100	413,000	1,316	0.5
New Hampshire	19	100	315,800	1,498	0.6
New Jersey	69	99	686,200	4,302	1.7
New Mexico	31	100	302,500	888	0.4
New York	86	98	2,321,100	12,182	4.9
North Carolina	158	99	2,128,800	6,426	2.6
North Dakota	7	100	66,000	101	*
Ohio	226	98	5,582,400	13,187	5.3
Oklahoma	127	99	1,522,900	4,073	1.6
Oregon	25	100	525,400	1,840	0.7
Pennsylvania	148	99	1,829,300	7,352	3.0
Rhode Island	4	100	157,200	809	0.3
South Carolina	141	99	998,500	4,696	1.9
South Dakota	11	100	133,500	244	0.1
Tennessee	215	96	2,711,000	7,435	3.0
Texas	442	97	8,286,300	22,592	9.1
Utah	17	100	890,500	1,974	0.8
Vermont	5	100	98,000	480	0.2
Virginia	143	98	2,893,300	7,486	3.0
Washington	40	98	631,400	2,276	0.9
West Virginia	12	100	261,200	989	0.4
Wisconsin	50	100	1,569,400	3,604	1.5
Wyoming	5	80	54,900	222	0.1
Puerto Rico	4	100	28,300	149	0.1
Totals\Average	4,473	98%	74,892,400	$ 247,201	100.0%

* Less than 0.1%

(1) Includes rental revenue for all properties owned by Realty Income at September 30, 2015. Excludes revenue of $34 from properties owned by Crest and $343 from sold properties that were included in continuing operations.

Q3 2015 Supplemental Operating & Financial Data 19

Approximate Rental Revenue for the Percentage of Number of Leasable Quarter Ended Rental Property Type Properties Square Feet September 30, 2015 (1) Revenue Retail 4,315 49,974,300 $ 195,847 79.2 % Industrial (2) 99 21,330,400 31,080 12.6 Office 44 3,403,200 14,941 6.0 Agriculture 15 184,500 5,333 2.2 Totals 4,473 74,892,400 $ 247,201 100.0 % PROPERTY TYPE COMPOSITION (dollars in thousands) 20 Q3 2015 Supplemental Operating & Financial Data Includes rental revenue for all properties owned by Realty Income at September 30, 2015. Excludes revenue of $34 from properties owned by Crest and $343 from sold properties that were included in continuing operations. Includes 14 Industrial properties formerly classified as Manufacturing properties which represent less than 1% of rental revenue for the quarter ended September 30, 2015. These properties are principally distribution facilities used for light assemblage, processing, and/or storage. We re-classified these properties to our Industrial category to better reflect their use and to better clarify the categorization of our properties. Retail 79.2% Industrial 12.6% Office 6.0% Agriculture 2.2%

Same Store Rental Revenue Number of Properties 3,668 Square Footage 58,094,368 Q3 2015 $ 198,778 Q3 2014 $ 196,612 Increase (in dollars) $ 2,166 Increase (percent) 1.1% Top 3 Industries Contributing to the Change Quarter Ended Quarter Ended Net % Change Industry September 30, 2015 September 30, 2014 Change by Industry Health and Fitness $ 13,084 $ 12,870 $ 214 1.7 % Convenience Stores 22,181 21,985 196 0.9 % Automotive Service 4,133 3,998 135 3.4 % Third Quarter 2015 SAME STORE RENTAL REVENUE (dollars in thousands) 21 Q3 2015 Supplemental Operating & Financial Data Same Store Rental Revenue Number of Properties 3,668 Square Footage 58,094,368 YTD Q3 2015 $ 597,220 YTD Q3 2014 $ 589,596 Increase (in dollars) $ 7,624 Increase (percent) 1.3% Top 3 Industries Contributing to the Change Nine Months Ended Nine Months Ended Net % Change Industry September 30, 2015 September 30, 2014 Change by Industry Convenience Stores $ 66,310 $ 65,523 $ 787 1.2 % Motor Vehicle Dealerships 11,001 10,223 778 7.6 % Health and Fitness 39,150 38,464 686 1.8 % Year-to-Date 2015 Same Store Pool Defined For purposes of determining the properties used to calculate the same store rental revenue pool, we include all properties that were owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced.

Same Store Rental Revenue by Property Type SAME STORE RENTAL REVENUE (CONT’D) (dollars in thousands) 22 Q3 2015 Supplemental Operating & Financial Data Third Quarter 2015 Quarter Ended Quarter Ended Net % Change by Contribution by Property Type September 30, 2015 September 30, 2014 Change Property Type Property Type Retail $ 156,117 $ 154,396 $ 1,721 1.1% 79.5% Industrial 24,641 24,426 215 0.9% 9.9% Office 12,687 12,523 164 1.3% 7.6% Agriculture 5,333 5,267 66 1.2% 3.0% Total $ 198,778 $ 196,612 $ 2,166 1.1% 100.0% Year-to-Date 2015 Nine Months Ended Nine Months Ended Net % Change by Contribution by Property Type September 30, 2015 September 30, 2014 Change Property Type Property Type Retail $ 469,505 $ 463,544 $ 5,961 1.3% 78.2% Industrial 73,853 73,003 850 1.2% 11.1% Office 37,981 37,364 617 1.6% 8.1% Agriculture 15,881 15,685 196 1.2% 2.6% Total $ 597,220 $ 589,596 $ 7,624 1.3% 100.0%

OCCUPANCY

REALTY INCOME
The Monthly Dividend Company®

By Property

Occupied Properties	4,399
Total Properties	4,473
Occupancy	98.3%

By Square Footage

Occupied Square Footage	74,148,157
Total Square Footage	74,892,384
Occupancy	99.0%

By Rental Revenue (Economic Occupancy)

Quarterly Rental Revenue	$	247,026,323
Quarterly Vacant Rental Revenue	$	1,812,000[1]
Occupancy		99.3%

[1] Based on contractual monthly rents received immediately preceding the date of vacancy.

Change in Occupancy

Vacant Properties at 6/30/2015		81
Expiration Activity [1]	+	95
Leasing Activity [2]	-	97
Vacant Property Sales Activity [3]	-	5
Vacant Properties at 9/30/2015		74

[1] Includes scheduled and unscheduled expirations as well as future expirations resolved in the current quarter.

[2] Includes 86 expirations that were re-leased to the same tenants without vacancy, three that was re-leased to a new tenant without vacancy, and eight that were re-leased after a period of vacancy. See page 24 for additional detail on re-leasing activity.

[3] Includes three properties that were vacant at the beginning of the quarter.

Occupancy by Number of Properties


99.0%
98.0%
97.0%
96.0%
95.0%
94.0%
93.0%
92.0%
91.0%
90.0%
98.1%
98.2%
98.3%
98.3%
98.3%
98.4%
98.0%
98.2%
98.3%
Q3 2013
Q4 2013
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015

Q3 2015 Supplemental Operating & Financial Data

23

LEASING ACTIVITY (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Q2 2015	Re-leased to Same Tenant	Re-leased to New Tenant: Without Vacancy	Re-leased to New Tenant: After a Period of Vacancy	Re-leasing Totals
Prior Cash Rents	$ 11,532	$ 108	$ 510	$ 12,150
New Cash Rents*	$ 12,343	$ 90	$ 406	$ 12,839
Re-leasing spread	107.0 %	83.3 %	79.6 %	105.7 %
Number of Leases	73	1	7	81
Average Months Vacant	0.0	0.0	6.2	0.5
Tenant Improvements	$ -	$ -	$ -	$ -

*Percentage of Total Annualized Portfolio Rental Revenue: 1.3 %

Allocation Based on Number of Leases



90%
10%
Same Tenant
New Tenant

Q3 2015	Re-leased to Same Tenant	Re-leased to New Tenant: Without Vacancy	Re-leased to New Tenant: After a Period of Vacancy	Re-leasing Totals
Prior Cash Rents	$ 7,076	$ 470	$ 815	$ 8,361
New Cash Rents*	$ 7,260	$ 339	$ 641	$ 8,240
Re-leasing spread	102.6 %	72.1 %	78.7 %	98.6 %
Number of Leases	86	3	8	97
Average Months Vacant	0.0	0.0	13.3	1.1
Tenant Improvements	$ -	$ -	$ -	$ -

*Percentage of Total Annualized Portfolio Rental Revenue: 0.8 %



89%
11%
Same Tenant
New Tenant

Year-to-Date 2015	Re-leased to Same Tenant	Re-leased to New Tenant: Without Vacancy	Re-leased to New Tenant: After a Period of Vacancy	Re-leasing Totals
Prior Cash Rents	$ 29,154	$ 898	$ 2,236	$ 32,288
New Cash Rents*	$ 30,438	$ 629	$ 1,692	$ 32,759
Re-leasing spread	104.4 %	70.0 %	75.7 %	101.5 %
Number of Leases	189	6	26	221
Average Months Vacant	0.0	0.0	10.2	1.2
Tenant Improvements	$ -	$ -	$ -	$ -

*Percentage of Total Annualized Portfolio Rental Revenue: 3.3 %



86%
14%
Same Tenant
New Tenant

Q3 2015 Supplemental Operating & Financial Data
24

EXPIRATIONS (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leased, single-tenant properties have a weighted average remaining lease term of approximately 10.1 years

	Total Portfolio [1]					Initial Expirations [3]			Subsequent Expirations [4]		
Year	Number of Leases Expiring Retail	Number of Leases Expiring Non-Retail	Approx. Leasable Sq. Feet	Rental Revenue for the Quarter Ended Sep 30, 2015 [2]	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended Sep 30, 2015	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended Sep 30, 2015	% of Total Rental Revenue
2015	47	-	279,400	$ 1,111	0.5%	30	$ 780	0.3%	17	$ 331	0.2%
2016	136	-	841,100	3,238	1.3	58	1,386	0.6	78	1,852	0.7
2017	201	1	2,125,000	6,462	2.6	54	3,024	1.2	148	3,438	1.4
2018	298	9	3,901,200	12,359	5.1	170	8,742	3.6	137	3,617	1.5
2019	245	10	3,865,400	13,300	5.4	173	11,109	4.5	82	2,191	0.9
2020	181	12	4,162,400	11,784	4.8	112	9,646	4.0	81	2,138	0.8
2021	239	13	5,492,300	15,021	6.2	181	13,403	5.5	71	1,618	0.7
2022	230	17	7,436,400	15,068	6.2	220	14,314	5.9	27	754	0.3
2023	352	20	6,412,800	21,683	8.9	359	21,015	8.6	13	668	0.3
2024	189	11	3,748,300	11,383	4.7	195	11,220	4.6	5	163	0.1
2025	320	15	5,396,900	18,856	7.7	311	18,146	7.4	24	710	0.3
2026	241	3	3,091,600	11,382	4.7	234	11,048	4.5	10	334	0.2
2027	490	3	5,430,900	19,173	7.9	469	18,346	7.6	24	827	0.3
2028	287	5	5,983,100	15,990	6.6	287	15,876	6.5	5	114	*
2029	373	4	6,272,900	19,296	7.9	371	19,119	7.8	6	177	0.1
2030 - 2043	394	34	8,724,000	47,943	19.5	422	47,796	19.6	6	147	*
Totals	4,223	157	73,163,700	$ 244,049	100.0%	3,646	$ 224,970	92.2%	734	$ 19,079	7.8%

* Less than 0.1%

[1] This table sets forth the timing of remaining lease term expirations on our 4,380 net leased, single-tenant properties as of September 30, 2015. Excludes 19 multi-tenant properties and 74 vacant properties. The lease expirations for properties under construction are based on the estimated completion date of those properties.

[2] Excludes revenue of $3,152 from 19 multi-tenant properties and from 74 vacant properties at September 30, 2015, $343 from sold properties included in continuing operations and $34 from properties owned by Crest.

[3] Represents leases to the initial tenant of the property that are expiring for the first time.

[4] Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Q3 2015 Supplemental Operating & Financial Data

25

EARNINGS GUIDANCE We estimate FFO per share for 2015 of $2.72 to $2.77. We estimate AFFO per share for 2015 of $2.72 to $2.74, an increase of 5.8% to 6.6% over 2014 AFFO per share of $2.57. Key components of the company’s 2015 and 2016 earnings guidance are summarized below. 2015 Guidance 2016 Guidance Net income per share $1.04 to $1.09 $1.16 to $1.23 Real estate depreciation per share $1.76 $1.74 Gains on sales of properties per share $(0.08) $(0.08) FFO per share $2.72 to $2.77 $2.82 to $2.89 AFFO per share $2.72 to $2.74 $2.85 to $2.90 Same store rent growth Approximately 1.3% Approximately 1.3% Occupancy 98%+ 98%+ G&A expenses (% of revenues (1)) Approximately 5.0% Approximately 5.0% Property expenses (non-reimbursable) (% of revenues (1)) Approximately 1.5% Approximately 1.5% Acquisition volume ~$1.25 billion Approximately $750 million Disposition volume ~$65 million $50 to $75 million (1) Excludes tenant reimbursement revenue. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made. Q3 2015 Supplemental Operating & Financial Data 26

ANALYST COVERAGE

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	RJ Milligan	rjmilligan@rwbaird.com	(813) 273-8252
Bank of America Merrill Lynch	Juan Sanabria	juan.sanabria@baml.com	(646) 855-1589
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Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
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Goldman Sachs	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796
	Brad Burke	brad.burke@gs.com	(917) 343-2082
	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street	Cedrik Lachance	clachance@greenstreetadvisors.com	(949) 640-8780
	Tyler Grant	tgrant@greenstreetadvisors.com	(949) 640-8780
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
	Gene Nusinzon	gene.nusinzon@jpmorgan.com	(212) 622-1041
Ladenburg Thalmann	Daniel Donlan	ddonlan@ladenburg.com	(212) 409-2056
	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	(212) 761-7064
	Landon Park	landon.park@morganstanley.com	(212) 761-6368
Oppenheimer	Steve Manaker	stephen.manaker@opco.com	(212) 667-5950
	Amit Nihalani	amit.nihalani@opco.com	(212) 667-8204
Raymond James	Collin Mings	collin.mings@raymondjames.com	(727) 567-2585
	Paul Puryear	paul.puryear@raymondjames.com	(727) 567-2253
	Daniel Mannix	daniel.mannix@raymondjames.com	(727) 567-2619
RBC Capital Markets	Rich Moore	rich.moore@rbccm.com	(440) 715-2646
	James Bambrick	james.bambrick@rbccm.com	(440) 715-2654
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
	Joseph van Bemmelen	vanbemmelenj@stifel.com	(443) 224-1264
UBS	Ross Nussbaum	ross.nussbaum@ubs.com	(212) 713-2484
	Frank Lee	frank-a.lee@ubs.com	(415) 352-5679
Wells Fargo	Todd Stender	todd.stender@wellsfargo.com	(562) 637-1371
	Philip DeFelice	philip.defelice@wellsfargo.com	(443) 263-6442
	Jason Belcher	jason.belcher@wellsfargo.com	(443) 462-7354

Realty Income Corporation is covered by the analysts at the firms listed below. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income Corporation's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income Corporation or its management. Realty Income Corporation does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

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